UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Agreement

Effective April 3, 2017, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which the purchaser purchased 6,000,000 shares (the “Shares”) of the Company’s Common Stock at a per share price of $0.25, representing an aggregate purchase price of $1,500,000.

Item 3.02       Unregistered Sales of Equity Securities

As stated in Item 1.01, above, which information is hereby incorporated by reference, effective as of April 6, 2017, the Company sold to one purchaser the Shares. The proceeds from the sale of the Shares will be used for working capital and general corporate purposes principally in connection with the Company’s ongoing clinical trials.

The Shares issued to the investor were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act. Such securities may not be re-offered or sold in the United States in the absence of a registration statement or exemption from the registration requirements of the Act.

Item 9.01       Financial Statements and Exhibits

(d)    Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2017	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement dated as of April 3, 2017 between the Company and Hung Tak Ho.

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